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TMNG GLOBAL REPORTS 36% REVENUE GROWTH IN 2008 SECOND QUARTER

Overland Park, KS – August 7, 2008 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2008 second quarter ended June 28, 2008.

Revenues in the second quarter of 2008 were $20.6 million, up 36.1% over revenues of $15.1 million in the prior year period, reflecting solid contributions from both the Management Consulting and Software Solutions segments. During the quarter, TMNG Global’s gross margin was 46.2%, compared with 43.9% in the second quarter of 2007.

TMNG Global reported a net loss of ($8.9) million or ($0.25) per diluted share for the second quarter of 2008, compared to a net loss of ($1.7) million, or ($0.05) per diluted share in last year’s second quarter. Net loss in the quarter was impacted by a non-cash goodwill impairment charge of $9.1 million related to the March 2002 acquisition of CSMG. After adjusting for the after-tax impact of the impairment charge as well as other non-cash charges, including depreciation, amortization and share-based compensation, TMNG Global generated non-GAAP adjusted net income of $2.1 million, or $0.06 per diluted share, during the second quarter of 2008. The comparable non-GAAP adjusted net income for the second quarter of fiscal 2007, which included an adjustment for expenses related to the review of the Company’s option granting practices, was $0.1 million, or break even on a diluted share basis.

TMNG Global generated cash flow from operations of $4.3 million in the second quarter 2008, compared to $1.9 million in last year’s second quarter.

The Company ended the second quarter with cash and cash equivalents of $12.6 million, long-term investments of $14.3 million, no long-term debt, and stockholders’ equity of $44.8 million.

“Our continued revenue growth year-over-year and improved non-GAAP profitability demonstrate that our strategy is working well, even in a challenging environment for corporate spending,” said Richard Nespola, TMNG Global Chairman and CEO. “Our Ascertain™ revenue-assurance software and our self-amortizing consulting services remain in demand, particularly in the cable sector, and we continue to see solid new customer and total engagement activity overall. While an increasingly uncertain economy is causing a few select large service providers to tighten their belts and others to exercise caution in the timing of purchase decisions as we move into the second half of the year, we are in an excellent competitive position with strong customer interest in our unique offerings. We remain focused on driving revenue growth and positive cash flow from operations.”

Financial Results for the Twenty-Six Weeks Ended June 30, 2007

For the twenty-six weeks ended June 28, 2008, revenues increased 39.3% to $42.1 million, compared with $30.2 million in the comparable year-ago period. TMNG Global’s gross margin was 46.6% during the twenty-six weeks ended June 28, 2008, compared with 44.5% in the comparable year-ago period.

Net loss for the twenty-six weeks ended June 28, 2008 was ($8.6) million or ($0.24) per diluted share, compared with a net loss of ($3.3) million or ($0.09) per diluted share in the comparable year-ago period. GAAP results included the goodwill impairment charge in the second quarter of 2008, as discussed above. Non-GAAP adjusted net income, adjusted for the after tax impact of non-cash expenses, including the impairment charge, depreciation and amortization expense, and share-based compensation, was approximately $4.4 million, or $0.12 per diluted share, for the twenty-six weeks ended June 28, 2008. The comparable non-GAAP adjusted net income for the twenty-six weeks ended June 30, 2007 was $0.2 million, or $0.01 per diluted share, which excluded expenses related to the review of the Company’s option granting practices.

For the twenty-six weeks ended June 28, 2008, cash flow from operations was $6.8 million, compared to ($0.5) million in the comparable year-ago period.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. TMNG Global’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2008 second quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 421587, through August 14, 2008.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, Cartesian, and TWG Consulting, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services, the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007

Revenues	$20,576	$15,120	$42,117	$30,233

Cost of services [includes net non-cash share-based compensation expense (credits) of $189 and $81 for the thirteen weeks ended June 28, 2008 and June 30, 2007, respectively and $382 and $(67) for the twenty-six weeks ended June 28, 2008 and June 30, 2007, respectively]	11,072	8,475	22,486	16,794

Gross Profit	9,504	6,645	19,631	13,439

Operating Expenses:
Selling, general and administrative (includes net non-cash share-based compensation expense of $407 and $307 for the thirteen weeks ended June 28, 2008 and June 30, 2007, respectively and $843 and $11 for the twenty-six weeks ended June 28, 2008 and June 30, 2007, respectively)	8,120	7,054	16,962	13,834
Goodwill impairment	9,079		9,079
Special Committee investigation		789		2,348
Intangible asset amortization	1,246	552	2,494	1,092
Total operating expenses	18,445	8,395	28,535	17,274
Loss from operations	(8,941)	(1,750)	(8,904)	(3,835)
Interest income	211	381	517	798
Loss before income tax provision	(8,730)	(1,369)	(8,387)	(3,037)
Income tax provision	(160)	(285)	(242)	(284)
Net Loss	$(8,890)	$(1,654)	$(8,629)	$(3,321)

Net Loss per common share:
Basic and diluted	$(0.25)	$(0.05)	$(0.24)	$(0.09)

Weighted average shares used in calculation of net loss per common share
Basic and diluted	36,117	35,766	36,225	35,741

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

NONCURRENT ASSETS:

	June 28, 2008	December 29, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,594	$10,022
Short-term investments		17,125
Receivables:
Accounts receivable	12,800	13,044
Accounts receivable — unbilled	5,641	7,804
	18,441	20,848
Less: Allowance for doubtful accounts	(663)	(562)
Net receivables	17,778	20,286
Prepaid and other current assets	1,312	1,763
Total current assets	31,684	49,196

Property and equipment, net	1,717	1,784
Goodwill	5,084	13,365
Licenses and identifiable intangible assets, net	8,736	11,605
Non-current investments	14,338
Other assets	632	616
Total Assets	$62,191	$76,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,119	$1,927
Accrued payroll, bonuses and related expenses	5,120	5,038
Other accrued liabilities	2,311	2,466
Income tax liabilities	697	861
Deferred revenue	3,053	3,554
Accrued contingent consideration	161	1,616
Unfavorable and other contractual obligations	1,172	1,668
Total current liabilities	14,633	17,130

NONCURRENT LIABILITIES:
Deferred income tax liabilities	767	1,368
Unfavorable and other contractual obligations	1,407	1,716
Other noncurrent liabilities	540	524
Total noncurrent liabilities	2,714	3,608

Total stockholders’ equity	44,844	55,828
Total Liabilities and Stockholders’ Equity	$62,191	$76,566

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007

Reconciliation of GAAP net loss to non-GAAP adjusted net income:
GAAP net loss	$(8,890)	$(1,654)	$(8,629)	$(3,321)

Special Committee investigation		789		2,348
Goodwill impairment	9,079		9,079
Depreciation and amortization	1,594	809	3,186	1,681
Non-cash share based compensation expense (credits)	596	388	1,225	(56)
Tax effect of applicable non-GAAP adjustments	(252)	(222)	(511)	(427)
Adjustments to GAAP net loss	11,017	1,764	12,979	3,546

Non-GAAP adjusted net income	$2,127	$110	$4,350	$225

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income per diluted common share:
GAAP net loss per diluted common share	$(0.25)	$(0.05)	$(0.24)	$(0.09)

Special Committee investigation		0.02		0.06
Goodwill impairment	0.25		0.25
Depreciation and amortization	0.05	0.03	0.09	0.05
Non-cash share based compensation expense (credits)	0.02	0.01	0.03
Tax effect of applicable non-GAAP adjustments	(0.01)	(0.01)	(0.01)	(0.01)
Adjustments to GAAP net loss per diluted common share	0.31	0.05	0.36	0.10

Non-GAAP adjusted net income per diluted common share	$0.06	$0.00	$0.12	$0.01

Weighted average shares used in calculation of diluted net loss per common share	36,117	35,766	36,225	35,741

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